UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 1, 2016

Independent Bank Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Texas	001-35854	13-4219346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Redbud Boulevard, Suite 400

McKinney, TX 75069-3257

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(972) 562-9004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Underwriting Agreement

Independent Bank Group, Inc. (the “Company”), David R. Brooks, Daniel W. Brooks, Brian E. Hobart and Jan C. Webb, shareholders and officers of the Company (collectively, the “Selling Shareholders”) and Sandler O’Neill + Partners, L.P. as the underwriter (the “Underwriter”), have entered into an Underwriting Agreement, dated August 1, 2016 (the “Underwriting Agreement”), pursuant to which, subject to the satisfaction of the conditions set forth therein, the Selling Shareholders agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Selling Shareholders, an aggregate of 205,000 shares (the “Shares”) of the common stock, par value $0.01 per share, of the Company. The shares of common stock being sold by the Selling Shareholders include shares that they had purchased in separate private stock purchase transactions from the Company prior to the Company’s initial public offering in 2013. The Selling Shareholders have advised that these investments in the Company were largely financed with bank stock loans from a third party bank, which loans the Selling Shareholders have been servicing from personal cash flows. The Selling Shareholders have further advised that they will use the net proceeds from the sale of the Shares to retire bank stock and other related debt and, to a lesser extent, diversify their investment holdings. The amount sold by each Selling Shareholder is a relatively small percentage of their respective holdings in Company common stock. Prior to the transaction, the Selling Shareholders collectively owned 1,608,977 shares, or 8.5% of the Company’s total shares outstanding. Post-transaction, the Selling Shareholders are expected to collectively own 1,403,977 shares, or 7.4% of total shares outstanding.

The material terms of the offer and sale of the Shares are described in (i) the Company’s Registration Statement on Form S-3 (File No. 333-196627), which was prepared pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the general rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder (the “Securities Act Rules”) and was filed with the Commission on June 9, 2014, which Registration Statement on Form S-3 was amended by Amendment No. 1 thereto, which Amendment No. 1 was prepared pursuant to the Securities Act and Securities Act Rules and was filed with the Commission on June 25, 2014, and which Registration Statement on Form S-3, as it was amended by such Amendment No. 1, was declared effective under the Securities Act by the Commission on June 27, 2014 (such Registration Statement on Form S-3, as so amended, at the time it became effective, the “Registration Statement”); and (ii) the Prospectus dated June 27, 2014 constituting a part of the Registration Statement, including the documents incorporated therein by reference at each time pertinent to the offer and sale of the securities described below (the “Base Prospectus”), which relates to the offer and sale from time to time of up to $250,000,000 of securities of the Company, including shares of the Company’s common stock, and the Prospectus Supplement dated August 1, 2016, relating to the offer and sale of the Shares, which supplements the Base Prospectus and which, along with the Base Prospectus, was filed with the Commission pursuant to Rule 424(b)(7) under the Securities Act on August 2, 2016 (the “Prospectus Supplement” and along with the Base Prospectus, the “Prospectus”). Such filings can be found on the Commission’s EDGAR system at www.sec.gov or on the Company’s website at www.ibtx.com.

The Company made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and the Company’s Registration Statement related to the offering. The Company and the Selling Shareholders also agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Company, Selling Shareholders and the Underwriter expect to consummate the sale and purchase of the Shares pursuant to the Underwriting Agreement on August 1, 2016.

We are not selling any Shares of our common stock or other securities in this offering, and we will not receive any proceeds from the sale of any of the Shares by the Selling Shareholders in the offering.

The Shares will be delivered in book-entry form only.

The foregoing is a summary and is qualified by reference to the Underwriting Agreement and the terms of the offering set forth in the Prospectus. The Underwriting Agreement is filed herewith as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

The Selling Shareholders offered and sold the Shares pursuant to the Registration Statement, which registration statement relates to the offer and sale on a delayed basis from time to time of up to $250,000,000 of securities of the Company, including shares of the Company’s common stock. This Current Report on Form 8-K is being filed in connection with the offer and sale of the Shares by the Selling Shareholders as described herein and to file with the Commission, in connection with the Registration Statement, the documents and instruments attached hereto as exhibits.

Filed as exhibits to this Current Report on Form 8-K are: (i) the Underwriting Agreement; and (ii) the opinion of Andrews Kurth LLP, special counsel to the Company, regarding the legality of the Shares.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated August 1, 2016, among Independent Bank Group, Inc., the Selling Shareholders and Sandler O’Neill + Partners, L.P., the Underwriter named therein.

5.1	Opinion of Andrews Kurth LLP regarding the legality of the Shares being registered.

23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2016

INDEPENDENT BANK GROUP, INC. (Registrant)

By:	/s/ David R. Brooks
Name:	David R. Brooks
Title:	Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated August 1, 2016, among Independent Bank Group, Inc., the Selling Shareholders and Sandler O’Neill + Partners, L.P., the Underwriter named therein.

5.1	Opinion of Andrews Kurth LLP regarding the legality of the Shares being registered.

23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1).